Exhibit 3.1.2

CERTIFICATE OF INCORPORATION

OF

EQUINOX-92ND STREET INC.

Pursuant to Section 402 of the Business Corporation Law

I, the undersigned, a natural person of at least 18 years of age for the purpose of forming a corporation under Section 402 of the Business Corporation Law of the State of New York hereby certify:

FIRST:                                                   The name of the corporation is:

EQUINOX-92ND STREET INC.

SECOND:                             The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under Article IV of the Business Corporation Law, except that is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD:                                               The office of the corporation is to be located in the Country of NEW YORK State of New York.

FOURTH:                               The aggregate number of shares which the corporation shall have the authority to issue is TWO HUNDRED, each of which shall be common stock with no par value.

FIFTH:                                                  The Secretary of State is designated as agent of the corporation upon whom process against it may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

C/O THE CORPORATION

207 WEST 78TH STREET

NEW YORK, NY

SIXTH:                                                No director of the corporation shall have personal liability to the corporation or to its shareholders for damages for any breach of duty in such capacity, provided, however, that the provision shall not eliminate or limit:

(a)        the liability of any director of the corporation if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bed faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or, with respect to any director of the corporation, that his acts violated Section 719 of the Business Corporation Law of the State of New York or

(b)        the liability of a director for any act or omission prior to the final adoption of this article.

IN WITNESS WHEREOF, this certificate of incorporation has been subscribed by the undersigned this 02/13/95, who affirms the statements made herein are true under the penalties of perjury.

/s/ Sherri Cook
Sherri Cook, Incorporator

XL Corporate & Research Services, Inc. 194 Washington Avenue Albany, New York 12210

Schedule I

In accordance with instruction 2 to Item 601 of Regulation S-K, the certificates of incorporation of the following registrants have been omitted because they are substantially identical in all material respects to this exhibit 3.1.2.  This schedule identifies the documents omitted and sets forth the material details in which such documents differ from this exhibit 3.1.2.

Exhibit	Registrant	State/County of Incorporation	Date Filed	Other Differences
3.1.3	Equinox-85th Street Inc.	NY/NY	7/7/1995	None

3.1.5	Equinox 63rd Street Inc.	NY/NY	2/21/1996	None

3.1.7	Equinox-50th Street, Inc.	NY/NY	7/18/1999	SEVENTH: The holders of any of the corporation’s equity shares shall be entitled to preemptive rights in accordance with the provisions of BCL section 622

3.1.8	Equinox 44th Street Inc.	NY/NY	1/14/2000	SEVENTH: The holders of any of the corporation’s equity shares shall be entitled to preemptive rights in accordance with the provisions of BCL section 622

3.1.9	Equinox-43rd Street Inc.	NY/NY	March 16, 1999	SEVENTH: The holders of any of the corporation’s equity shares shall be entitled to preemptive rights in accordance with the provisions of BCL section 622

3.1.11	Equinox Greenwich Avenue, Inc.	NY/NY	3/21/1999	SEVENTH: The holders of any of the corporation’s equity shares shall be entitled to preemptive rights in accordance with the provisions of BCL section 622

3.1.15	Equinox Wall Street Inc.	NY/NY	1/14/2000	SEVENTH: The holders of any of the corporation’s equity shares shall be entitled to preemptive rights in accordance with the provisions of BCL section 622

3.1.19	The Equinox Group, Inc.	NY/Westchester	12/23/1997	None